UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2013
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METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware State or Other Jurisdiction of Incorporation	0-2816 Commission File Number	36-2090085 IRS Employer Identification Number
7401 West Wilson Avenue, Chicago, Illinois 60706
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (708) 867-6777
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
On September 12, 2013, at the Annual Meeting of Shareholders of Methode Electronics, Inc. (“Methode” or the “Company”), Methode's shareholders voted on proposals to (i) elect ten (10) directors to hold office until the next annual meeting of shareholders or until their successors are elected and qualified; (ii) ratify the Audit Committee's selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending May 3, 2014; and (iii) cast an advisory vote on executive compensation. The voting results for each proposal were as follows:

1	Election of Directors:

Director	For	Against	Abstain	Broker Non-Votes
Walter J. Aspatore	27,131,833	3,272,689	2,547,779	2,238,316

Warren L. Batts	31,991,082	40,957	920,262	2,238,316

J. Edward Colgate	32,126,527	41,437	784,337	2,238,316

Darren M. Dawson	32,017,018	25,048	910,235	2,238,316

Donald W. Duda	32,137,897	25,353	789,051	2,238,316

Stephen F. Gates	27,258,596	3,141,408	2,552,297	2,238,316

Isabelle C. Goossen	27,122,214	3,282,101	2,547,986	2,238,316

Christopher J. Hornung	32,119,590	48,375	784,336	2,238,316

Paul G. Shelton	27,251,685	3,152,244	2,548,372	2,238,316

Lawrence B. Skatoff	27,181,183	3,158,246	2,612,872	2,238,316

2	Ratification of the Selection of Ernst & Young LLP:

For	Against	Abstain	Broker Non-Votes
30,016,451	3,436,119	1,738,047	—

3	Advisory Vote on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
31,725,433	776,110	450,758	2,238,316

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2013	METHODE ELECTRONICS, INC. By: /s/ Douglas A. Koman Douglas A. Koman Chief Financial Officer